Exhibit 99.2

Fourth Quarter 2022

Supplemental

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Select Recent Acquisitions	4
Value Creation	5
Development Projects	5
Guidance	6
Financial Information
Same Store Net Operating Income (NOI)	7
Consolidated Statements of Operations	8
Consolidated NOI	9
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	9
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	9
Consolidated Balance Sheets	10
Capital Structure and Debt Summary	11
Capital Markets Activity	11
Net Asset Value Components	12
Operational & Portfolio Information
Leasing Activity	13
Lease Expiration Schedule	13
Leased Square Feet and Annualized Base Rent by Tenant Industry	14
Leased Square Feet and Annualized Base Rent by Type	15
Top 10 Tenants by Annualized Base Rent	16
Lease Segmentation by Size	16
Rentable Square Feet and Annualized Base Rent by Market	17
Total Acquisition and Replacement Cost by Market	17
Appendix
Glossary	18

Forward-Looking Statements: This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 18-19. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 9.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment trust company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	tsullivan@scr-ir.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Pendleton P. White, Jr.	Anthony J. Saladino	James M. Connolly
Chief Executive Officer	President and Chief Investment	Executive Vice President	Executive Vice President
and Chairman	Officer	and Chief Financial Officer	Asset Management

Lyndon J. Blakesley	Anne A. Hayward
Senior Vice President	Senior Vice President
and Chief Accounting Officer	and General Counsel

Board of Directors

Martin Barber	Philip S. Cottone	Richard J. DeAgazio	David G. Gaw
Independent Director	Independent Director	Independent Director	Lead Independent Director

John W. Guinee	Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Independent Director	President and Chief Investment	Chief Executive Officer
		Officer	and Chairman

Equity Research Coverage[1]

Baird	BNP Paribas Exane	Colliers Securities	KeyBanc Capital Markets
Dave Rodgers	Nate Crossett	Barry Oxford	Todd Thomas
216.737.7341	646.725.3716	203.961.6573	917.368.2375

BMO Capital Markets	B Riley Securities	JMP Securities	Truist Securities
John Kim	Bryan Maher	Mitch Germain	Anthony Hau
212.885.4115	646.885.5423	212.906.3537	212.303.4176

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on February 23, 2023 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through March 2, 2023 by dialing (877) 344-7529 and entering the replay access code, 1228355.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 12/31/2022

Portfolio Snapshot		Portfolio Growth ($ in millions)

Number of Properties	157
Number of Buildings	208
Square Footage	33,837
Occupancy	99.0%
WA Lease Term Remaining (yrs.)[1]	3.5
Total Annualized Base Rent (ABR)[2]	$144,987
Rental Rate Increase - Cash basis[3]	18.1%
Q4 Rent Collections	98.7%

Acquisition Activity

2022 Transaction Summary			Investment Highlights

Purchase Price[5]	$253,655	●	Since the Company's IPO in June 2017, the Company has acquired approximately $1.43 billion of wholly owned warehouse, distribution, light manufacturing, and small bay industrial properties totaling 29.9 million square feet.
Cost Per Square Foot	$71.54
Replacement Cost/SF4	$98.64
Square Footage Acquired	4,165	●	The Company has 643,000 SF of industrial projects set for delivery in phase 1 of the development plan. The development pipeline totals over 1.7 million square feet of gross leasable area.
WA Occupancy at Acquisition	93.0%
WA Lease Term Remaining (yrs.)[1]	3.1

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[5]	Square Footage	Projected Initial Yield[6]	Cost per Square Foot[7]

Multiple	Full Year 2022	44	$ 253,655	4,164,864	6.1%	$ 71.54

Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15

Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99

Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21

Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54

Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81

Total Acquisitions Post-IPO		187	$ 1,426,215	29,894,952	7.4%	$ 55.94

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1)	The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2022, multiplied by 12. Excludes rent abatements.
3)	Based on approximately 2.3 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
4)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.
5)	Represents total direct consideration paid rather than GAAP cost basis.
6)	Weighted based on Purchase Price.
7)	Calculated as Purchase Price divided by square footage.

Plymouth Industrial REIT, Inc.
Select Recent Acquisitions

During the year ended December 31, 2022, the Company acquired forty-four (44) wholly-owned industrial buildings totaling 4.2 million square feet for a total consideration of $253.7 million in its key markets at a weighted average projected initial yield of 6.1% and a weighted average price of approximately $72 per square foot

Unaudited ($ in thousands, except Cost/SF)

Rockside Logistics Center

	Location	Cleveland
	Acquisition Date	July-22
	# of Buildings	1
	Purchase Price[1]	$16,500
	Square Footage	197,518
	Occupancy at Acquisition	100.0%
	WA Lease Term Remaining	4.6 years
	Projected Initial Yield	6.3%
	Purchase Price/SF2	$83.54
	Replacement Cost/SF2	$147.85
	Multi-Tenant %	0%
	Single-Tenant %	100%

	Location Characteristics: Cleveland, a pivotal industrial market along the industrial beltway which spans from Philadelphia to Chicago, has seen record absorption and demand numbers for all industrial product. The market is home to 9 Fortune 1000 companies and a highly skilled workforce, making it a perfect place for industrial growth and occupancy

	Market Insight: 7 of the last 8 quarters have experienced significant positive absorption, which has kept vacancy rates under 2% since 2020. The market's modest development pipeline will have trouble keeping up with demand, allowing room for growth in lease rates and keeping vacancies low (source: CBRE)

	Portfolio Fit: Brings Company's scale in the Cleveland market to approximately 4.0 million square feet

Memphis Industrial Portfolio

	Location	Memphis
	Acquisition Date	March-22
	# of Buildings	28
	Purchase Price[1]	$102,355
	Square Footage	2,320,773
	Occupancy at Acquisition	93.0%
	WA Lease Term Remaining	3.0 years
	Projected Initial Yield	6.6%
	Purchase Price/SF2	$44.10
	Replacement Cost/SF2	$78.02
	Multi-Tenant %	36%
	Single-Tenant %	64%

	Location Characteristics: Memphis experienced 11.9 million SF of positive absorption in 2021 and an influx of Fortune 500 Co's in recent years. Ford is building an electric vehicle manufacturing facility that will provide 6,000 new jobs by 2025, and FedEx's global headquarters is based here, making the international airport one of the busiest cargo airports in the country

	Market Insight: Employment has increased 12% since 2011 and there has been an uptick in spec development in recent years, showing signs of economic growth in the area, however, availability rate and vacancy rate are at all-time lows, allowing for projected rent growth to be at 5% per year over the next 5 years (source: CBRE)

	Portfolio Fit: Brings Company's scale in the Memphis market to greater than 4.7 million square feet

1)	Represents total direct consideration paid rather than GAAP cost basis.
2)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Re-leasing / No downtime	Lease-up / Building Refurbishment	New Industrial Development

St. Louis	Memphis	Atlanta
Executed two 3-year lease renewals with two Top-10 tenants by ABR encompassing approximately 1.2 million square feet across neighboring buildings	Executed a 312,000 SF 5-year lease with annual escalators of 3.0% at a rental rate increase of 56% over prior rents	Acquired single-tenant industrial building in January 2020 with ~ 65 acres of developable land
The starting rental rates for the renewal leases average a 20% increase over the expiring rents with a 2.75% annual escalators	Tenant move-out was addressed expeditiously. The building will undergo roof and fire suppression upgrades as a part of the new lease transaction	Broke ground on new 237,000 SF building during Q2 2021 with an estimated turnkey in Q1 2023 at a cost of ~$13.6M, an add'l 180,000 SF building is projected for Q2 2023 at a cost of ~$12.2M
The properties were acquired at a going-in yield of 5.75%, which now has improved by approximately 125 bps upon stabilization	The property was acquired at a going-in yield of 8.0%, which now has increased to a stabilized yield of over 11.0%	Flexible design planned for both buildings to allow for demising. The 237,000 SF building is 100% leased

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities[1]

Development Projects (as of 12/31/2022)

The Company has identified over 2.3 million SF of developable GLA and currently has 643,000 SF under construction. The total investment in development under construction is approximately $43.0 million as of 12/31/2022 against a budget of approximately $49.0 million. The proforma stabilized cash NOI yields on development projects under construction range between 7.0% - 9.0%

		Total Rentable			Estimated
Under Construction[2]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completion
Boston - Milliken Road	1	70,000	50%	97%	Q4 2022
Atlanta - New Calhoun I	1	237,000	100%	90%	Q1 2023
Atlanta - New Calhoun II	1	180,000	0%	88%	Q2 2023
Cincinnati - Fisher Park I	1	156,000	Multiple prospects	80%	Q2 2023
	4	643,000

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 12 of this Supplemental Information for additional details on the Company's development activities.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

	Full Year 2023 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$1.84	$1.86
Same Store Portfolio NOI growth - cash basis[2]	7.25%	7.75%
Average Same Store Portfolio occupancy - full year	98.4%	98.8%
General and administrative expenses[3]	$15,900	$15,500
Interest expense, net	$39,300	$38,500
Weighted average common shares and units outstanding[4]	43,537	43,537

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Full Year 2023 Range[1]
	Low	High
Net loss	$(0.13)	$(0.11)
Depreciation and amortization	2.05	2.05
Preferred stock dividends	(0.08)	(0.08)
	$1.84	$1.86

1)	Our 2023 guidance refers to the Company's in-place portfolio as of February 20, 2023. Our 2023 guidance does not include prospective acquisitions beyond February 20, 2023, dispositions, or capitalization activities that have not closed.
2)	The Same Store Portfolio consists of 183 buildings aggregating 30,989,249 rentable square feet, representing approximately 92% of total in-place portfolio square footage. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3)	Includes non-cash stock compensation of $3.1 million for 2023.
4)	As of February 20, 2023, the Company has 43,521,163 common shares and units outstanding.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics

Square footage	21,962	Includes: wholly owned properties as of December 31, 2020; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	99
Number of buildings	121
Percentage of total portfolio square footage	64.9%	Excludes: wholly owned properties classified as repositioning or lease-up during 2021 or 2022 (10 properties representing approximately 1,266,000 of rentable square feet)
Occupancy at period end	99.2%

Same Store NOI - GAAP Basis

	Three Months Ended December 31,
	2022	2021	$ Change	% Change

Rental revenue	$31,386	$31,158	$228	0.7%
Property expenses	10,129	10,903	(774)	-7.1%
Same Store NOI - GAAP Basis	$21,257	$20,255	$1,002	4.9%

Same Store NOI excluding early termination income - GAAP Basis	$21,191	$19,900	$1,291	6.5%

	Year Ended December 31,
	2022	2021	$ Change	% Change

Rental revenue	$125,436	$120,825	$4,611	3.8%
Property expenses	40,645	40,747	(102)	-0.3%
Same Store NOI - GAAP Basis	$84,791	$80,078	$4,713	5.9%

Same Store NOI excluding early termination income - GAAP Basis	$84,642	$78,800	$5,842	7.4%

Same Store NOI - Cash Basis

	Three Months Ended December 31,
	2022	2021	$ Change	% Change

Rental revenue	$30,886	$29,949	$937	3.1%
Property expenses	10,129	10,903	(774)	-7.1%
Same Store NOI - Cash Basis	$20,757	$19,046	$1,711	9.0%

Same Store NOI excluding early termination income - Cash Basis	$20,691	$18,691	$2,000	10.7%

	Year Ended December 31,
	2022	2021	$ Change	% Change

Rental revenue	$122,437	$115,806	$6,631	5.7%
Property expenses	40,645	40,747	(102)	-0.3%
Same Store NOI - Cash Basis	$81,792	$75,059	$6,733	9.0%

Same Store NOI excluding early termination income - Cash Basis	$81,643	$73,781	$7,862	10.7%

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021

Revenues:
Rental revenue	$36,576	$30,476	$141,085	$108,110
Tenant recoveries	10,746	9,326	42,357	32,160
Management fee revenue and other income[1]	4	83	94	348
Total revenues	$47,326	$39,885	$183,536	$140,618

Operating expenses:
Property	14,232	13,238	56,601	47,636
Depreciation and amortization	23,553	19,658	95,312	70,642
General and administrative	4,163	3,338	15,939	12,920
Total operating expenses	$41,948	$36,234	$167,852	$131,198

Other income (expense):
Interest expense	(8,914)	(5,479)	(32,217)	(19,968)
Earnings (loss) in investment of unconsolidated joint venture[2]	—	(175)	(147)	(850)
Loss on extinguishment of debt	—	(523)	(2,176)	(523)
Gain on sale of real estate[3]	—	1,185	—	1,775
(Appreciation) depreciation of warrants[4]	—	(3,312)	1,760	(5,121)
Total other income (expense)	$(8,914)	$(8,304)	$(32,780)	$(24,687)

Net loss	$(3,536)	$(4,653)	$(17,096)	$(15,267)

Less: Net loss attributable to non-controlling interest	(40)	(66)	(210)	(259)

Net loss attributable to Plymouth Industrial REIT, Inc.	$(3,496)	$(4,587)	$(16,886)	$(15,008)

Less: Preferred stock dividends	917	1,652	4,866	6,608
Less: Series B preferred stock accretion to redemption value	—	1,807	4,621	7,228
Less: Loss on extinguishment of Series A Preferred Stock	19	—	99	—
Less: Amount allocated to participating securities	62	48	256	201

Net loss attributable to common stockholders	$(4,494)	$(8,094)	$(26,728)	$(29,045)

Net loss basic and diluted per share attributable to common stockholders	$(0.11)	$(0.23)	$(0.67)	$(0.94)

Weighted-average common shares outstanding basic and diluted	42,569	34,690	39,779	30,911

1)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
2)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
3)	For the year ended December 31, 2021, the Company sold two properties totaling 98,340 and 74,613 square feet respectively, recognizing a net gain of $1,775. No sales of real estate occurred during the year ended December 31, 2022.
4)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

Consolidated NOI

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021

Net loss	$ (3,536)	$ (4,653)	$ (17,096)	$ (15,267)
General and administrative	4,163	3,338	15,939	12,920
Depreciation and amortization	23,553	19,658	95,312	70,642
Interest expense	8,914	5,479	32,217	19,968
(Earnings) loss in investment of unconsolidated joint venture[1]	-	175	147	850
Loss on extinguishment of debt	-	523	2,176	523
Gain on sale of real estate	-	(1,185)	-	(1,775)
Appreciation (depreciation) of warrants[2]	-	3,312	(1,760)	5,121
Management fee revenue and other Income[3]	(4)	(83)	(94)	(348)
Net Operating Income	$ 33,090	$ 26,564	$ 126,841	$ 92,634

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$ (3,536)	$ (4,653)	$ (17,096)	$ (15,267)
Depreciation and amortization	23,553	19,658	95,312	70,642
Interest expense	8,914	5,479	32,217	19,968
Loss on extinguishment of debt	-	523	2,176	523
Gain on sale of real estate	-	(1,185)	-	(1,775)
Appreciation (depreciation) of warrants[2]	-	3,312	(1,760)	5,121
EBITDAre	$ 28,931	$ 23,134	$ 110,849	$ 79,212
Stock compensation	1,105	340	2,603	1,559
Acquisition expenses	-	-	201	-
Pro forma effect of acquisitions/developments[4]	168	974	2,517	3,114
EBITDA adjustments attributable to unconsolidated joint venture[5]	-	456	-	1,909
Adjusted EBITDA	$ 30,204	$ 24,904	$ 116,170	$ 85,794

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$ (3,536)	$ (4,653)	$ (17,096)	$ (15,267)
Gain on sale of real estate	-	(1,185)	-	(1,775)
Depreciation and amortization	23,553	19,658	95,312	70,642
Depreciation and amortization from unconsolidated joint venture	-	363	268	1,539
FFO	$ 20,017	$ 14,183	$ 78,484	$ 55,139
Preferred stock dividends	(917)	(1,652)	(4,866)	(6,608)
Acquisition expenses	-	-	201	-
Appreciation (depreciation) of warrants[2]	-	3,312	(1,760)	5,121
Loss on extinguishment of debt	-	523	2,176	523
Core FFO	$ 19,100	$ 16,366	$ 74,235	$ 54,175
Amortization of debt related costs	566	443	2,163	1,605
Non-cash interest expense	666	222	2,248	191
Stock compensation	1,105	340	2,603	1,559
Capitalized interest	(604)	-	(1,125)	-
Straight line rent	(637)	(974)	(3,682)	(3,700)
Above/below market lease rents	(519)	(507)	(3,151)	(2,096)
Recurring capital expenditures[6]	(1,353)	(2,040)	(6,793)	(8,767)
AFFO	$ 18,324	$ 13,850	$ 66,498	$ 42,967

Weighted-average common shares and units outstanding	43,340	35,414	40,553	31,691

Core FFO attributable to common stockholders and unit holders per share	$ 0.44	$ 0.46	$ 1.83	$ 1.71
AFFO attributable to common stockholders and unit holders per share	$ 0.42	$ 0.39	$ 1.64	$ 1.36

1)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture.
2)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.
3)	Represents management fee revenue earned from the unconsolidated joint venture and other miscellaneous income.
4)	Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occured or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.
5)	Represents depreciation and amortization, and interest expense from the Company's unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
6)	Excludes non-recurring capital expenditures of $17,390 and $6,438 for the three months ended December 31, 2022 and 2021, respectively and $60,350 and $22,547 for the year ended December 31, 2022 and 2021, respectively.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Real estate properties:
Land	$231,829	$201,164
Building and improvements	1,324,017	1,052,843
Less accumulated depreciation	(205,629)	(142,192)
Total real estate properties, net	$1,350,217	$1,111,815

Cash, cash held in escrow and restricted cash	31,213	43,374
Deferred lease intangibles, net	70,718	75,864
Investment in unconsolidated joint venture[1]	—	5,833
Interest rate swaps[2]	30,115	—
Other assets	39,055	33,919
Total assets	$1,521,318	$1,270,805

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$389,531	$352,075
Unsecured debt, net[3]	524,845	335,840
Accounts payable, accrued expenses and other liabilities	72,551	66,880
Deferred lease intangibles, net	8,918	10,273
Financing lease liability[4]	2,248	2,227

Total liabilities	$998,093	$767,295

Preferred stock - Series A	$46,844	$48,473
Preferred stock - Series B5	$—	$94,437

Equity:
Common stock	$428	$361
Additional paid in capital	635,068	532,666
Accumulated deficit	(194,243)	(177,258)
Accumulated other comprehensive income	29,739	—
Total stockholders' equity	470,992	355,769
Non-controlling interest	5,389	4,831
Total equity	$476,381	$360,600

Total liabilities, preferred stock and equity	$1,521,318	$1,270,805

1)	Represents a noncontrolling equity interest in a single joint venture we entered into during October 2020. Our investment in the joint venture is accounted for under the equity method of accounting. The Company acquired the remaining 80% interest in the joint venture in March 2022.
2)	Represents the fair value of the Company's interest rate swaps. A summary of the Company's interest rate swaps and accounting are detailed in Note 8 of our most recent Annual Report on Form 10-K.
3)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
4)	As of December 31, 2022, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 33 years. Refer to our 2022 Annual Report on Form 10-K for expanded disclosure.
5)	On April 29, 2022, 2,205,882 shares of the Company’s Series B Convertible Redeemable Preferred Stock were converted to our common stock on a one-to-one basis. On August 12, 2022, the holder of the Company's Series B Convertible Redeemable Preferred Stock informed the Company that it had elected to convert the remaining 2,205,882 shares of Series B Convertible Redeemable Preferred Stock into the Company's common stock. Pursuant to the terms of the Series B Convertible Redeemable Preferred Stock agreement, the Company elected a combination settlement comprised of 1,915,511 shares of common stock and $15,000 in cash, which was settled on August 17, 2022.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands) as of 12/31/2022

Debt Summary

Secured Debt:	Maturity Date	Interest Rate		Commitment	Principal Balance
AIG Loan	November-23	4.08%		$120,000	$111,758
Ohio National Life Mortgage[1]	August-24	4.14%		21,000	19,045
Allianz Loan	April-26	4.07%		63,115	62,388
Nationwide Loan	October-27	2.97%		15,000	15,000
Lincoln Life Gateway Mortgage[1]	January-28	3.43%		28,800	28,800
Minnesota Life Memphis Industrial Loan[1]	January-28	3.15%		56,000	56,000
Midland National Life Insurance Mortgage[1]	March-28	3.50%		10,820	10,820
Minnesota Life Loan	May-28	3.78%		21,500	20,019
Transamerica Loan	August-28	4.35%		78,000	67,398
Total / Weighted Average Secured Debt		3.87%		$414,235	$391,228

Unsecured Debt:
KeyBank Line of Credit	August-25	5.77%	[2]	$350,000	$77,500
$100m KeyBank Term Loan	August-26	3.10%	[2,3]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.13%	[2,3]	200,000	200,000
$150m KeyBank Term Loan	May-27	4.50%	[2,3]	150,000	150,000
Total / Weighted Average Unsecured Debt		3.90%		$800,000	$527,500

	December 31,	September 30,	June 30,	March 31,
Net Debt:	2022	2022	2022	2022
Total Debt[4]	$918,728	$910,293	$884,841	$864,783
Less: Cash	31,213	36,253	36,066	42,269
Net Debt	$887,515	$874,040	$848,775	$822,514

Capitalization

	December 31,		September 30,		June 30,		March 31,
	2022		2022		2022		2022
Common Shares and Units Outstanding[5]	43,339		43,339		40,623		37,476
Closing Price (as of period end)	$19.18		$16.81		$17.54		$27.10
Market Value of Common Shares[6]	$831,242		$728,529		$712,527		$1,015,600
Preferred Stock - Series A (at liquidation preference)	48,888		49,311		50,179		50,589
Preferred Stock - Series B (at liquidation preference)[8]	—		—		50,765		99,463
Total Market Capitalization[6,7]	$1,798,858		$1,688,133		$1,698,312		$2,030,435

Dividend / Share (annualized)	$0.88		$0.88		$0.88		$0.88
Dividend Yield (annualized)	4.6%		5.2%		5.0%		3.2%
Total Debt-to-Total Market Capitalization	51.1%		53.9%		52.1%		42.6%
Secured Debt as a % of Total Debt	42.6%		43.2%		44.6%		45.8%
Unsecured Debt as a % of Total Debt	57.4%		56.8%		55.4%		54.2%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	7.3	x	7.3	x	7.4	x	7.5	x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	7.7	x	7.7	x	8.3	x	8.8	x
Weighted Average Maturity of Total Debt (years)	3.7		4.0		4.2		4.2

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
614,800	$ 28.43	ATM	Q1 2022	$ 17,123
927,900	$ 26.85	ATM	Q2 2022	$ 24,384
802,547	$ 21.35	ATM	Q3 2022	$ 16,812
-	$ -	N/A	Q4 2022	$ -

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	For the month of December 2022, the one-month term SOFR for our unsecured debt and borrowings under line of credit was 4.124%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
3)	As of December 31, 2022, the one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.5273%, respectively. See Notes 7 and 8 of our most recent Annual Report on Form 10-K for additional disclosure.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
5)	Common shares and units outstanding were 42,849 and 490 as of December 31, 2022, respectively, and 36,111 and 490 for the year ended December 31, 2021, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.
8)	On April 29, 2022, 2,205,882 shares of the Company’s Series B Convertible Redeemable Preferred Stock were converted to our common stock on a one-to-one basis. On August 12, 2022, the holder of the Company's Series B Convertible Redeemable Preferred Stock informed the Company that it had elected to convert the remaining 2,205,882 shares of Series B Convertible Redeemable Preferred Stock into the Company's common stock.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 12/31/2022

Net Operating Income	2022 Acquisitions

	Three Months Ended December 31,		Acquisition	# of	Square	Purchase	Projected
		Market	Date	Buildings	Footage	Price	Initial Yield
Pro Forma Net Operating Income (NOI)		Atlanta, GA	1/20/2022	1	150,000	$ 9,750	6.0%
Total Operating NOI	$33,090	Jacksonville, FL	2/7/2022	2	85,920	12,300	7.1%
Pro Forma Effect of New Lease Activity[1]	718	Multiple	2/24/2022	3	678,745	43,250	5.0%
Pro Forma Effect of Acquisitions[2]	-	Memphis, TN	3/11/2022	28	2,320,773	102,355	6.6%
Pro Forma Effect of Repositioning / Development[3]	521	Memphis, TN	3/11/2022	3	67,557	8,150	7.6%
Pro Forma NOI	$34,329	Atlanta, GA	3/15/2022	1	200,000	12,500	5.3%
		St. Louis, MO	4/6/2022	1	76,485	8,450	6.3%
Amortization of above / below market lease intangibles, net	(519)	Chicago, IL	4/14/2022	1	78,743	7,300	5.5%
Straight-line rental revenue adjustment	(637)	Multiple	5/18/2022	2	153,903	12,700	5.8%
Pro Forma Cash NOI	$33,173	Charlotte, NC	5/19/2022	1	155,220	20,400	5.8%
		Cleveland, OH	7/7/2022	1	197,518	16,500	6.3%
				44	4,164,864	$ 253,655	6.1%

Other Assets and Liabilities	Developable Land

Cash, cash held in escrow and restricted cash	$31,213		Owned	Developable	Under	Est. Investment /	Under
Other assets	$39,055	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
CIP related to development properties	$45,230	Atlanta	74	617,000	417,000	$25.8M / Q2 '23	-
Accounts payable, accrued expenses and other liabilities	$72,551	Chicago	11	220,000	-		-
		Cincinnati	30	440,000	156,000	$14.0M / Q2 '23	200,000
Debt and Preferred Stock		Jacksonville	15	176,000	-		176,000
		Memphis	23	475,000	-		-
Secured Debt	$391,228	St. Louis	31	300,000	-		-
Unsecured Debt	$527,500		184	2,228,000	573,000		376,000
Preferred Stock - Series A6	$48,888

Common shares and units outstanding[7]	43,339

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
7)	Common shares and units outstanding were 42,849 and 490, respectively, as of December 31, 2022.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 12/31/2022

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

Q1 2022	Renewals	955,416	73.0%	$ 4.36	$ 4.91	12.6%	$ 0.22	$ 0.17
	New Leases	353,869	27.0%	$ 3.87	$ 5.02	29.7%	$ 0.65	$ 0.22
	Total	1,309,285	100%	$ 4.23	$ 4.94	16.8%	$ 0.33	$ 0.18

Q2 2022	Renewals	463,630	31.2%	$ 5.38	$ 5.72	6.3%	$ 0.23	$ 0.15
	New Leases	1,020,021	68.8%	$ 3.64	$ 4.84	33.0%	$ 0.35	$ 0.28
	Total	1,483,651	100%	$ 4.18	$ 5.11	22.2%	$ 0.31	$ 0.24

Q3 2022	Renewals	1,455,328	57.0%	$ 4.18	$ 4.70	12.4%	$ 0.23	$ 0.15
	New Leases	1,097,011	43.0%	$ 3.19	$ 4.04	26.6%	$ 0.37	$ 0.20
	Total	2,552,339	100%	$ 3.75	$ 4.42	17.6%	$ 0.29	$ 0.17

Q4 2022	Renewals	1,727,981	75.2%	$ 4.10	$ 4.77	16.3%	$ 0.04	$ 0.17
	New Leases	570,625	24.8%	$ 3.65	$ 4.51	23.6%	$ 0.40	$ 0.22
	Total	2,298,606	100%	$ 3.99	$ 4.71	18.1%	$ 0.29	$ 0.18

Total 2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.0%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.5%	$ 0.40	$ 0.23
	Total	7,643,881	100%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19

Lease Expiration Schedule

Year	Square Footage	ABR[2]	% of ABR Expiring[3]
Available	328,308	$ -	-
2023	3,276,074	13,700,025	9.4%
2024	6,565,204	27,365,683	18.9%
2025	7,402,504	31,382,815	21.6%
2026	4,447,610	21,062,479	14.5%
2027	4,608,602	20,093,596	13.9%
Thereafter	7,208,371	31,382,577	21.5%
Total	33,836,673	$ 144,987,175	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2022, multiplied by 12. Excludes rent abatements.
3)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of December 31, 2022.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 12/31/2022

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,807,690	89	29.3%	$ 39,029,677	26.9%	$ 3.98
Automotive	2,375,092	27	7.1%	10,766,624	7.4%	4.53
Wholesale/Retail	2,359,107	32	7.0%	10,514,719	7.3%	4.46
Food & Beverage	1,898,596	25	5.7%	8,803,442	6.1%	4.64
Printing & Paper	1,872,092	16	5.6%	7,075,496	4.9%	3.78
Home & Garden	1,841,386	18	5.5%	6,048,555	4.2%	3.28
Construction	1,773,623	42	5.3%	7,727,681	5.3%	4.36
Cardboard and Packaging	1,558,027	18	4.6%	6,018,467	4.2%	3.86
Light Manufacturing	1,234,493	12	3.7%	4,390,616	3.0%	3.56
Education	926,896	8	2.8%	4,402,215	3.0%	4.75
Other Industries*	7,861,363	233	23.4%	40,209,683	27.7%	5.11
Total	33,508,365	520	100.0%	$ 144,987,175	100.0%	$ 4.33

*Other Industries	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Plastics	923,441	14	2.8%	$ 4,169,575	2.8%	$ 4.52
Healthcare	865,609	39	2.5%	5,016,824	3.4%	5.80
Industrial Equipment Components	769,430	20	2.3%	3,160,821	2.2%	4.11
Metal Fabrication/Finishing	660,472	11	2.0%	3,177,600	2.2%	4.81
Technology & Electronics	534,515	19	1.6%	3,235,918	2.2%	6.05
Chemical	527,632	9	1.6%	2,059,806	1.4%	3.90
Storage	520,540	10	1.6%	2,862,042	2.0%	5.50
Aero Space	455,605	3	1.4%	1,411,217	1.0%	3.10
Business Services	435,852	26	1.3%	3,343,001	2.3%	7.67
Plumbing Equipment/Services	404,712	7	1.2%	1,543,003	1.1%	3.81
Other[2]	1,763,555	75	5.1%	10,229,876	7.1%	5.80
Total	7,861,363	233	23.4%	$ 40,209,683	27.7%	$ 5.11

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 12/31/2022

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	27,157,065	405	81.1%	$ 114,345,641	78.8%	$ 4.21
Modified Net	3,229,260	53	9.6%	15,628,870	10.8%	4.84
Gross	3,122,040	62	9.3%	15,012,664	10.4%	4.81
Total	33,508,365	520	100.0%	$ 144,987,175	100.0%	$ 4.33

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	17,098,800	418	51.0%	$ 80,035,357	55.2%	$ 4.68
Single-Tenant	16,409,565	102	49.0%	64,951,818	44.8%	3.96
Total	33,508,365	520	100.0%	$ 144,987,175	100.0%	$ 4.33

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,561,878	118	64.4%	$ 83,330,591	57.5%	$ 3.86
Warehouse/Light Manufacturing	8,648,474	40	25.8%	37,839,023	26.1%	4.38
Small Bay Industrial[2]	3,298,013	50	9.8%	23,817,561	16.4%	7.22
Total	33,508,365	208	100.0%	$ 144,987,175	100.0%	$ 4.33

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 500,294 leased square feet and annualized base rent of $5,885,143. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 12/31/2022

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.50	$ 3,461,981	2.4%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	4.25	2,652,676	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	5/31/2025	4.75	2,475,562	1.7%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.49	2,305,669	1.6%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.93	2,261,284	1.6%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.40	2,213,260	1.5%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	5	577,237	12/31/2023	3.58	2,065,130	1.4%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.07	1,933,607	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.28	1,855,850	1.3%
Winston Products, LLC	Cleveland	Automotive	2	266,803	4/30/2032	6.81	1,816,650	1.3%
Total Largest Tenants by Annualized Rent			19	5,743,197		$ 4.01	$ 23,041,669	15.9%
All Other Tenants			501	27,765,168		$ 4.39	$ 121,945,506	84.1%
Total Company Portfolio			520	33,508,365		$ 4.33	$ 144,987,175	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	65	171,826	254,050	67.6%	69.1%	$ 1,667,504	$ 2,910,085	2.0%	$ 15.89
5,000 - 9,999	77	540,104	622,050	86.8%	88.6%	4,482,502	4,580,002	3.1%	8.36
10,000 - 24,999	113	1,909,949	1,957,758	97.6%	99.2%	13,152,909	13,152,909	9.0%	6.89
25,000 - 49,999	93	3,252,407	3,368,736	96.5%	96.5%	18,038,276	18,038,276	12.3%	5.55
50,000 - 99,999	77	5,320,516	5,320,516	100.0%	100.0%	23,264,804	23,264,804	15.9%	4.37
100,000 - 249,999	64	10,289,593	10,289,593	100.0%	100.0%	41,657,833	41,657,833	28.5%	4.05
> 250,000	31	12,023,970	12,023,970	100.0%	100.0%	42,723,347	42,723,347	29.2%	3.55
Total / Weighted Average	520	33,508,365	33,836,673	99.0%	99.2%	$ 144,987,175	$146,327,256	100.0%	$ 4.36

1)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2022, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of December 31, 2022 plus annualized base rent for leases signed but not commenced as of December 31, 2022.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of December 31, 2022 plus annualized base rent for leases signed but not commenced as of December 31, 2022, divided by leased square feet plus uncommenced leased square feet.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 12/31/2022

Primary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	10	11	99.9%	1,670,235	4.9%	$ 6,834	4.7%
Chicago	40	41	99.9%	6,930,887	20.4%	30,621	21.0%

Secondary Markets[1]
				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	2	87.6%	268,713	0.8%	$ 1,729	1.2%
Charlotte	1	1	100.0%	155,220	0.5%	1,184	0.8%
Cincinnati	10	11	98.6%	2,556,272	7.6%	9,703	6.7%
Cleveland	16	19	98.9%	3,979,209	11.8%	18,252	12.6%
Columbus	15	15	100.0%	3,757,614	11.1%	13,132	9.1%
Indianapolis	17	17	98.3%	4,085,169	12.1%	15,449	10.7%
Jacksonville	8	26	98.2%	2,052,074	6.1%	13,864	9.6%
Kansas City	1	1	100.0%	221,911	0.7%	833	0.6%
Memphis	25	49	98.4%	4,783,046	14.0%	17,502	12.1%
Philadelphia	1	1	99.8%	156,634	0.5%	1,041	0.7%
St. Louis	12	14	99.3%	3,219,689	9.5%	14,843	10.2%
Total	157	208	99.0%	33,836,673	100.0%	$ 144,987	100.0%

Total Acquisition and Replacement Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[3]	Gross Real Estate Assets[4]	% Gross Real Estate Assets	Replacement Cost[5]
Atlanta	GA	11	$ 85,181	$ 78,275	5.2%	$ 128,303
Chicago	IL, IN, WI	41	290,026	282,389	18.7%	748,811
Boston	ME	2	10,500	18,808	1.3%	40,729
Charlotte	NC	1	20,400	18,999	1.3%	20,821
Cincinnati	OH, KY	11	91,664	92,558	6.2%	177,351
Cleveland	OH	19	201,550	189,921	12.6%	362,436
Columbus	OH	15	157,624	148,450	9.9%	293,943
Indianapolis	IN	17	149,251	140,769	9.4%	356,416
Jacksonville	FL, GA	26	147,950	135,469	9.0%	207,038
Kansas City	MO	1	8,600	9,027	0.6%	20,451
Memphis	MS, TN	49	185,407	178,416	11.9%	349,852
Philadelphia	NJ	1	9,700	8,708	0.6%	14,912
St. Louis	IL, MO	14	213,787	200,968	13.3%	325,818
Total		208	$ 1,571,640	$ 1,502,757	100.0%	$ 3,046,881

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Charlotte, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of December 31, 2022, multiplied by 12. Excludes rent abatements.
3)	Represents total direct consideration paid prior to the allocations per U.S. GAAP.
4)	The gross book value of real estate assets as of December 31, 2022 excludes development projects of $45,317, $2,425 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $4,476, and the finance lease right-of-use asset of $871 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.
5)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisitions, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related costs for transactions not completed, and excludes certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest, and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2020. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2021 and 2022. For 2022, the Same Store Portfolio consists of 99 properties aggregating 21,962 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.